FY19 Third Quarter

Genesco Inc. FY19 Q3 Earnings Summary Results and Guidance December 6, 2018

GENESCO

Safe Harbor Statement

This presentation contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates and projections reflected in forward-looking statements, including the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the Company's ability to complete the sale of the Lids Sports Group business on acceptable terms and the timing of any sale transaction; the imposition of tariffs on imported products or the disallowance of tax deductions on imported products; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union, including potential effects on consumer demand, currency exchange rates, and the supply chain; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; cost associated with wage pressure associated with a full employment environment in the U.S. and the U.K.; weakness in the consumer economy and retail industry for the products we sell; competition in the Company's markets, including online and including competition from some of the Company's vendors in both the licensed sports and branded footwear markets; fashion trends, including the lack of new fashion trends or products, that affect the sales or product margins of the Company's retail product offerings; weakness in shopping mall traffic and challenges to the viability of malls where the Company operates stores, related to planned closings of department stores or other factors and the extent and pace of growth of online shopping; the effects of the implementation of federal tax reform on the estimated tax rate reflected in certain forward-looking statements; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers or the inability of wholesale customers or consumers to obtain credit; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events such as the NBA finals, Super Bowl, World Series, and College Football Playoffs, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company's Lids Sports Group retail businesses. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company's business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Journeys schuh Lids Sports Group DOCKERS JOHNSTON&MURPHY

Non-GAAP Financial Measures

The Company reports consolidated financial results in accordance with generally accepted accounting principles ("GAAP"). However, to supplement these consolidated financial results the Company's presentation includes certain non-GAAP financial measures such as earnings and earnings per share. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix.

Key Earnings Highlights Q3 FY19 Three Months Ended Three Months Ended November 3, 2018 October 28, 2017 GCO Net Sales Change (1)% 1% Comparable Sales 4% 1% Gross Margin % 49.5% 49.4% Selling and Admin. Expenses % 45.9% 45.0% Operating Income (Loss) % (1) GAAP 2.7% (21.3)% Non-GAAP 3.7% 4.4% Earnings (Loss) per Diluted Share (1) GAAP $0.74 $(8.55) Non-GAAP $0.95 $1.02 (1) See GAAP to Non-GAAP adjustments in appendix. 5

Key Earnings Highlights FY19 YTD Nine Months Ended Nine Months Ended November 3, 2018 October 28, 2017 GCO Net Sales Change 2% 0% Comparable Sales 2% 0% Gross Margin % 49.5% 49.5% Selling and Admin. Expenses % 48.1% 47.9% Operating Income (Loss) % (1) GAAP 0.9% (7.7)% Non-GAAP 1.4% 1.6% Earnings (Loss) per Diluted Share (1) GAAP $0.63 $(8.73) Non-GAAP $0.94 $0.98 (1) See GAAP to Non-GAAP adjustments in appendix. 6

Comparable Sales Q3 FY19 Three Months Ended Nov. 3, Oct. 28, 2018 2017 Journeys Group 9% 4% Schuh Group (4)% 4% Lids Sports Group (2)% (6)% Johnston & Murphy Group 10% (1)% Total Comparable Sales 4% 1% Same Store Sales 4% (2)% Comparable Direct Sales 9% 24% 7

Sales by Segment Q3 FY19 and FY18 Net Sales $713.1 million Net Sales $716.8 million 3% FY19 FY18 4% Journeys Group 11% 10% Journeys Group Schuh Group Schuh Group 47% 49% Lids Sports Group Lids Sports Group 24% 25% Johnston & Murphy Johnston & Murphy Group Group Licensed Brands Licensed Brands 13% 14% 8

Sales by Segment YTD FY19 and FY18 Net Sales $2.012 billion Net Sales $1.977 billion 3% FY 19 FY 18 4% Journeys Group 11% 11% Journeys Group Schuh Group Schuh Group 44% 47% Lids Sports Group Lids Sports Group 25% 27% Johnston & Murphy Johnston & Murphy Group Group Licensed Brands Licensed Brands 14% 14% 9

Adjusted Operating Income by Segment Q3 FY19 (1) $ in millions Three Months Ended Nov. 3, 2018 Three Months Ended Oct. 28, 2017 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 25.2 $ - $ 25.2 $ 24.3 $ - $ 24.3 Schuh Group 4.2 - 4.2 7.1 - 7.1 Lids Sports Group (0.4) - (0.4) 2.0 - 2.0 Johnston & Murphy Group 5.2 - 5.2 5.3 - 5.3 Licensed Brands (0.2) - (0.2) 1.2 - 1.2 Goodwill impairment charge - - - (182.2) 182.2 - Corporate and Other (14.6) 6.5 (8.0) (9.9) 1.4 (8.5) Total Operating Income (Loss) $ 19.5 $ 6.5 $ 26.0 $ (152.4) $ 183.7 $ 31.3 (1) See GAAP to Non-GAAP adjustments in appendix. 10

Adjusted Operating Income by Segment YTD FY19 (1) $ in millions Nine Months Ended Nov. 3, 2018 Nine Months Ended Oct. 28, 2017 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 46.5 $ - $ 46.5 $ 29.6 $ 0.3 $ 29.8 Schuh Group (0.4) - (0.4) 10.9 - 10.9 Lids Sports Group (4.6) - (4.6) 3.2 - 3.2 Johnston & Murphy Group 11.1 - 11.1 10.7 - 10.7 Licensed Brands (0.3) - (0.3) 2.4 - 2.4 Goodwill impairment charge - - - (182.2) 182.2 - Corporate and Other (33.5) 9.1 (24.3) (26.1) 1.6 (24.4) Total Operating Income (Loss) $ 19.0 $ 9.1 $ 28.1 $ (151.5) $ 184.1 $ 32.6 (1) See GAAP to Non-GAAP adjustments in appendix. 11

Inventory/Sales Change by Segment Q3 FY19 $ in millions Nov. 3, 2018 Q3 FY19 Segment Inventory/Sales Inventory Sales Journeys Group -5% 4% Schuh Group (1) -8% -4% Lids Sports Group -5% -4% Johnston & Murphy Group 7% 8% Licensed Brands -26% -28% Total $ 666 $ 713 % Change from prior year -5% -1% (1) On a constant currency basis. 12

Retail Stores Summary Q3 FY19 Aug. 4, Nov. 3, 2018 Open Close 2018 Journeys Group 1,215 8 4 1,219 Journeys stores (U.S.) 889 3 3 889 Journeys stores (Canada) 46 - - 46 Journeys Kidz stores 241 3 1 243 Little Burgundy 39 2 - 41 Schuh Group 135 - 1 134 Lids Sports Group 1,125 7 16 1,116 Lids hat stores (U.S.) 722 3 8 717 Lids hat stores (Canada) (1) 113 2 3 112 Locker Room stores (U.S.) 128 - 2 126 Locker Room stores (Canada) (1) 29 - 3 26 Clubhouse stores 16 - - 16 Locker Room by Lids (Macy's) 117 2 - 119 Johnston & Murphy Group 182 2 - 184 Total Stores 2,657 17 21 2,653 (1) Open stores in Lids Canada include two conversions from Locker Room Canada stores. 13

Retail Square Footage Q3 FY19 Square feet in thousands Oct. 28, Net Nov. 3, Square Footage: 2017 Change 2018% Change Journeys Group 2,424 (25) 2,399 -1.0% Schuh Group 650 2 652 0.3% Lids Sports Group 1,392 (79) 1,313 -5.7% Johnston & Murphy Group 343 7 350 2.0% Total Square Footage 4,809 (95) 4,714 -2.0% 14

FY19 Outlook[1]

Note: See earnings call transcript for important details regarding changes in guidance assumptions

Non-GAAP EPS	$3.10 - $3.40 per share
Total Sales	(1%) to +1% (52 weeks TY vs. 53 LY)
Comparable Sales	+2 to +3%
FY19 Note	13 weeks TY in Q4 vs. 14 weeks LY
Gross Margin	~20 basis point improvement
SG&A Expense	30 to 50 basis points deleverage
Tax Rate	~27%
FX	Hurts earnings by ~($0.04)
CapEx	~ $60 million
Avg Shares Outstanding	19.5 million (assumes no repurchases)

(1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix

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FY19 Comparable Sales Guidance Actual Actual Actual GuidanceGuidance Q1 Q2 Q3 Q4 FY19 Journeys Group 6% 10% 9% 5 - 7% 7 - 8% Lids Sports Group (7)% (5)% (2)% (1) - 4% (4) - (2)% Schuh Group (13)% (7)% (4)% (9) - (7)% (8) - (7)% Johnston & Murphy Group 7% 8% 10% 4 - 5% 6 - 7% Total Genesco (1)% 3% 4% 1 - 4% 2 - 3% 16

FY19 Projected Retail Store Count Actual Proj Proj Proj 2018 Open Close 2019 Journeys Group 1,220 25 30 1,215 Journeys stores (U.S.) 893 12 22 883 Journeys stores (Canada) 46 - - 46 Journeys Kidz stores 242 10 7 245 Little Burgundy 39 3 1 41 Schuh Group 134 6 4 136 Lids Sports Group 1,159 19 77 1,101 Lids hat stores (U.S.) 739 7 40 706 Lids hat stores (Canada) 114 5 7 112 Locker Room stores (U.S.) 134 1 12 123 Locker Room stores (Canada) 29 - 4 25 Clubhouse stores 21 - 5 16 Locker Room by Lids (Macy's) 122 6 9 119 Johnston & Murphy Group 181 4 - 185 Total Stores 2,694 54 111 2,637 17

FY19 Projected Capital Spending Projected FY19 CapExapprox. $60 million 37% New Stores & Remodels Omni-channel, IT, 63% DC & Other 18

Appendix

GENESCO

Non-GAAP Reconciliation – Q3 FY19

	Three Months Ended					
	November 3, 2018			October 28, 2017		
In Thousands (except per share amounts)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
Earnings (loss) from continuing operations, as reported		$ 14,519	$ 0.74		$ (164,806)	$ (8.55)
Pretax adjustments:						
Impairment charges	$ 1,522	1,072	0.05	$ 510	332	0.02
Trademark impairment charge	5,736	4,196	0.21	-	-	-
Other legal matters	-	(18)	-	-	-	-
(Gain) loss on Hurricane Maria	(884)	(636)	(0.03)	936	619	0.03
Other hurricane losses	184	135	0.01	-	-	-
Goodwill impairment charge	-	-	-	182,211	156,924	8.13
Impact of additional dilutive shares	-	-	-	-	-	0.01
Total adjustments	$ 6,558	4,749	0.24	$ 183,657	157,875	8.19
Other tax items		(605)	(0.03)		26,632	1.38
Adjusted earnings from continuing operations (1) and (2)		$ 18,663	$ 0.95		$ 19,701	$ 1.02

(1) The adjusted tax rate for the third quarter of Fiscal 2019 is 25.9% including a FIN 48 discrete item of less than $0.1 million. The adjusted tax rate for the third quarter of Fiscal 2018 is 33.9% including a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 19.6 million and 19.3 million share count for Fiscal 2019 and 2018, respectively, which includes common stock equivalents in only Fiscal 2019.

Journeys schuh Lids Sports Group DOCKERS JOHNSTON&MURPHY

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Non-GAAP Reconciliation – YTD FY19

In Thousands (except per share amounts)	Nine Months Ended November 3, 2018 Pretax	Net of Tax	Per Share Amounts	Nine Months Ended October 28, 2017 Pretax	Net of Tax	Per Share Amounts
Earnings (loss) from continuing operations, as reported		$12,378	$ 0.63		$(167,684)	$ (8.73)
Pretax adjustments:						
Impairment charges	$3,724	2,724	0.14	$ 687	454	0.02
Trademark impairment charge	5,736	4,196	0.22	-	-	-
Other legal matters	992	726	0.04	-	-	-
(Gain) loss on Hurricane Maria	(1,487)	(1,088)	(0.06)	936	619	0.03
Other hurricane losses	184	135	0.01	-	-	-
Acquisition transition expenses	-	-	-	288	190	0.01
Goodwill impairment charge	-	-	-	182,211	156,924	8.15
Impact of additional dilutive shares	-	-	-	-	-	0.03
Total adjustments	$9,149	6,693	0.35	$184,122	158,187	8.24
Tax impact for share-based awards		452	0.02		2,167	0.11
Other tax items		(1,190)	(0.06)		26,145	1.36
Adjusted earnings (loss) from continuing operations (1) and (2)		$18,333	$ 0.94		$ 18,815	$ 0.98

(1) The adjusted tax rate for the first nine months of Fiscal 2019 is 27.1% including a FIN 48 discrete item of less than $0.1 million. The adjusted tax rate for the first nine months of Fiscal 2018 is 34.3% including a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 19.5 million and 19.3 million share count for Fiscal 2019 and 2018, respectively, which includes common stock equivalents in both years.

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